Exhibit 10.1

CONSENT, RELEASE AND THIRD AMENDMENT TO AMENDED AND

RESTATED LOAN AND SECURITY AGREEMENT

This CONSENT, RELEASE AND THIRD AMENDMENT to Amended and Restated Loan and Security Agreement (this “Consent”) is entered into this 30th day of January, 2015, by and among OXFORD FINANCE LLC (“Oxford”) as collateral agent (in such capacity, “Collateral Agent”), the Lenders listed on Schedule 1.1 of the Loan Agreement or otherwise a party thereto from time to time, including without limitation, Oxford in its capacity as a Lender, and SILICON VALLEY BANK, a California corporation (“SVB”) (in such capacity, each a “Lender” and collectively, the “Lenders”), and RELYPSA, INC., a Delaware corporation (“Borrower”), whose address is 700 Saginaw Drive, Redwood City, CA 94063.

Recitals

A. Collateral Agent, Lenders and Borrower have entered into that certain Amended and Restated Loan and Security Agreement dated as of May 30, 2014 (as the same has been and may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).  Lenders have extended credit to Borrower for the purposes permitted in the Loan Agreement.

B. In connection with Borrower moving its chief executive office to the 100 Cardinal Way, Redwood City, CA 94063 (the “New Location”), Borrower intends to dispose of certain Equipment located at 700 Saginaw Drive, Redwood City, CA 94063 as more fully described on Exhibit A hereto (the “Disposed Assets”).  Borrower further desires to grant to SVB a security interest on the Equipment set forth on Exhibit B hereto (the “New SVB Collateral”), as a replacement for the Disposed Assets as Collateral under that certain Loan and Security Agreement dated as of May 2, 2013, by and between Borrower and SVB, as amended (the “SVB Loan Agreement”).  In furtherance of the foregoing, Borrower has requested that Collateral Agent and Lenders (i) consent to the disposition of the Disposed Assets, (ii) release Collateral Agent’s and Lenders’ Lien on the Disposed Assets, and (iii) consent to the grant of security interest in the New SVB Collateral by Borrower to SVB under the SVB Loan Agreement.

C. Collateral Agent and Lenders have agreed to so consent to the disposition of the Disposed Assets and the grant of security interest in the New SVB Collateral and to release its Lien on the Disposed Assets, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions.  Capitalized terms used but not defined in this Consent shall have the meanings given to them in the Loan Agreement.

2. Consent.  Subject to the terms of Section 12 below, Collateral Agent and Lenders hereby consent to (a) Borrower’s disposition of the Disposed Assets, (b) with respect to Section 6.11 of the Loan Agreement, Borrower’s relocation of its chief executive office to the New Location and (c) Borrower’s grant of a first priority security interest in the New SVB Collateral to SVB and such disposition, relocation and grant of security interest shall not, in and of itself, constitute an “Event of Default” under the Loan Agreement.  Collateral Agent and Lenders hereby acknowledge that Borrower provided at least thirty (30) days prior written notice of Borrower’s relocation of its chief executive office to the New Location in accordance with Sections 6.11 and 7.2 of the Loan Agreement.

3. Release.  Subject to the terms of Section 12 below, and to the condition that Borrower provide Collateral Agent with at least five (5) days’ prior written notice of Borrower moving to the New Location, effective upon the disposition by Borrower of the Disposed Assets, Collateral Agent and Lenders hereby release the security interest they have in the Disposed Assets under the Loan Agreement without delivery of any instrument or any further action by any party, and all rights to the Disposed Assets shall revert to Borrower, provided, however, that nothing in this Consent shall constitute a release of any security interest SVB may have in the Disposed Assets pursuant to the SVB Loan Agreement.  At the request and sole expense of Borrower following such release, Collateral Agent and Lenders shall execute and deliver to Borrower such documents as Borrower may reasonably request to evidence such release.

4. Reaffirmation of Security Interest.  Except to the extent that the Disposed Assets are released pursuant to Section 3 above, Borrower hereby reaffirms its grant to Collateral Agent of a continuing security interest in the Collateral.

5. Priority of Security Interests in the New SVB Collateral.  Collateral Agent, Lenders, and SVB hereby confirm that they have agreed that the security interest in the New SVB Collateral in favor of SVB will at all times, until such time as the obligations of Borrower under the SVB Loan Agreement are repaid in full, be senior and prior in all respects to the security interest in favor of Collateral Agent in the New SVB Collateral securing the obligations of Borrower under the Loan Agreement.

6. Amendments to Loan Agreement.

6.1 Section 13 (Definitions).  The following term and its definition are amended in their entirety as follows:

“Headquarters Lease” means, at any time, the lease agreement that provides for the lease of Borrower’s headquarter space by HCP LS Redwood City, LLC (or its successors and assigns) to Borrower, which, as of the Third Amendment Date, is that certain Britannia Seaport Centre Lease dated as of June 26, 2014 between the Borrower, as tenant, and the HCP LS Redwood City, LLC, as landlord, as amended, restated, or otherwise modified.

6.2 Section 13 (Definitions).  The following term and its definition are added to Section 13.1, in appropriate alphabetical order, as follows:

“Third Amendment Date” is January 30, 2015.

7. Limitation of Consent and Amendments.

7.1 The consent set forth in Section 2 above, and the amendments set forth in Section 6 above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Collateral Agent and Lenders may now have or may have in the future under or in connection with any Loan Document.

7.2 This Consent shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

8. Representations and Warranties.  To induce Collateral Agent and Lenders to enter into this Consent, Borrower hereby represents and warrants to Collateral Agent and Lenders as follows:

8.1 Immediately after giving effect to this Consent, (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

8.2 Borrower has the power and authority to execute and deliver this Consent and to perform its obligations under the Loan Agreement, as amended by this Consent;

8.3 The organizational documents of Borrower most recently delivered to Collateral Agent and Lenders remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

8.4 The execution and delivery by Borrower of this Consent and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Consent, have been duly authorized by all necessary action on the part of Borrower;

8.5 The execution and delivery by Borrower of this Consent and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Consent, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

8.6 The execution and delivery by Borrower of this Consent and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Consent, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

8.7 This Consent has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

9. Integration.  This Consent and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Consent and the Loan Documents merge into this Consent and the Loan Documents.

10. Prior Agreement.  Except as expressly provided for in this Consent, the Loan Documents are hereby ratified and reaffirmed and shall remain in full force and effect.  This Consent is not a novation and the terms and conditions of this Consent shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents.  In the event of any conflict or inconsistency between this Consent and the terms of such documents, the terms of this Consent shall be controlling, but such document shall not otherwise be affected or the rights therein impaired.

11. Counterparts.  This Consent may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

12. Effectiveness.  This Consent shall be deemed effective upon (a) the due execution and delivery to Collateral Agent and Lenders of this Consent by each party hereto, (b) Collateral Agent’s and Lenders’ receipt of a copy of a consent to the disposition of and release of the liens in the Disposed Assets under the SVB Loan Agreement, duly executed and delivered by each party thereto, and (c) payment of Lenders’ Expenses in connection with the negotiation and preparation of this Consent.

13. Governing Law.  This Consent and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Consent to be duly executed and delivered as of the date first written above.

COLLATERAL AGENT:		BORROWER
Oxford Finance LLC		Relypsa, Inc.
By:	/s/Mark Davis	By:	/s/Ronald A. Krasnow
Name:	Mark Davis	Name:	Ronald A. Krasnow
Title:	Vice President of Finance	Title:	Senior Vice President and General Counsel

LENDERS:
Oxford Finance LLC
By:	/s/Mark Davis
Name:	Mark Davis
Title:	Vice President of Finance

Silicon Valley Bank
By:	/s/Milo Bissin
Name:	Milo Bissin
Title:	Vice President

EXHIBIT A – DISPOSED ASSETS

The Disposed Assets consist of all right, title and interest of Borrower in and to the following personal property pursuant to the SVB Loan Agreement:

Description of Equipment	Make	Model	Serial Number
Security equipment	K.F. Howell	Security System DVR, 4 Vivotek FD8134	ER1249022800
Security equipment	K.F. Howell	Security System DVR, 4 Vivotek FD8134	ER1249022800
Security equipment	K.F. Howell	Security System DVR, 4 Vivotek FD8134	ER1249022800
All furniture of the Debtor located at 700 Saginaw Drive, Redwood City, California 94063 on the Effective Date of the SVB Loan Agreement

In addition, the Disposed Assets consist of all right, title and interest of Borrower in and to the following personal property pursuant to the Loan Agreement:

•	Fume hoods located at 700 Saginaw Drive, Redwood City California 94063
•	All furniture of the Debtor located at 700 Saginaw Drive, Redwood City, California 94063 purchased after the Effective Date of the SVB Loan Agreement

EXHIBIT B – NEW SVB COLLATERAL

All equipment purchased pursuant to that certain One Workplace invoice dated October 8, 2014, Project ID #132812, and located at 100 Cardinal Way, Redwood City, CA 94063.